UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

December 29, 2014
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-55208	99-0366971
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation or	File Number)	Number)
organization)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2014, KonaRed Corporation (the "Company"), as a continuation of his employment, entered into an executive employment agreement (the "Agreement") with Mr. John Dawe ("Executive") as our Company’s Chief Financial Officer, and Secretary and Treasurer for an annual base salary of $125,000 paid in equal monthly installments. Executive will also be granted a bonus of 100% of base salary per annum to be paid, subject to the Company having sufficient cash resources, in quarterly cash payments; or in Form S-8 common shares of the Company. The Agreement has a three year term and automatically renews for additional one year renewal periods provided, however, that within the sixty to ninety day period prior to the expiration of the Initial Term or any Renewal Term, at its discretion, the Compensation Committee of the Board of Directors may propose such amendments to the Agreement as it deems appropriate.

Excluding healthcare, Executive will receive benefits made generally available by our company and shall be reimbursed for all reasonable out-of-pocket business expenses. Executive is also eligible to participate in any future target bonus system, if implemented, and is eligible to receive a one-time bonus if certain strategic goals are met. In the event of: (i) an involuntary termination of Executive's employment for any reasons other than cause, death or disability; or (ii) Executive’s resignation for good reason, he shall be entitled to: (A) one and one-half times (or two times, in the event of a Change of Control) his annual compensation paid in a single lump sum in cash on the 60th day following the termination date; and (B) with respect to any outstanding Company stock options held by the Executive as of his Termination Date that are not vested and exercisable as of such date, the Company shall accelerate the vesting of stock options, if any, which would have vested and become exercisable within the eighteen month period after Termination Date, such options to remain exercisable until the earlier of: (A) a period of one year after Termination Date; or (B) the original term of the option; and (C) Executive shall receive any amounts earned, accrued or owing but not yet paid to him as of Termination Date.

During the term of the employment agreement and for a period of 1 year from the termination of the agreement, Executive shall not be employed by a direct competitor in the coffee fruit business, directly or indirectly.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

10.1 -	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
December 31, 2014